Exhibit 10.1

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of August 8, 2012, by Algonquin Power & Utilities Corp., a corporation organized under the Laws of Canada (the “Guarantor”), in favor of Atmos Energy Corporation, a corporation incorporated in the State of Texas and the Commonwealth of Virginia (“Seller”). Capitalized terms used but not defined herein have the meanings given to such terms in the Asset Purchase Agreement (defined below).

1. Guaranty. To induce Seller to enter into that certain Asset Purchase Agreement, dated as of the date hereof, by and between Liberty Energy (Georgia) Corp., a Georgia corporation (“Buyer”), and Seller (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), and for other good and valuable consideration, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Seller the full and prompt payment, when due, of the Purchase Price (including any adjustment thereof, whenever due) and the full and prompt payment and performance of all other obligations of Buyer (and Buyer’s successors and permitted assigns under the Purchase Agreement) to Seller to be performed prior to or upon Closing under the Purchase Agreement (collectively, the “Obligations”). All sums payable by Guarantor hereunder shall be paid in immediately available funds.

2. Nature of Guaranty. This is an unconditional guaranty of payment and performance and not of collectibility, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Buyer or whether Buyer is joined in any such action or actions. Seller shall not be obligated to file any claim relating to the Obligations in the event that Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Seller to so file shall not affect Guarantor’s obligations hereunder. In the event that any payment by Buyer to Seller in satisfaction of any Obligation is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder with respect to such Obligation as if such payment had not been made.

3. Changes in Obligations; Certain Waivers.

(a) Guarantor agrees that Seller may at any time and from time to time, without notice to or further consent of Guarantor, extend the time for payment or performance of any of the Obligations, and may also make any agreement with Buyer for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Seller and Buyer without in any way impairing or affecting Guarantor’s obligations under this Guaranty. Guarantor agrees that the obligations of Guarantor hereunder shall not be released, modified or discharged, in whole or in part, by: (i) the failure of Seller to assert any claim or demand or to enforce any right or remedy against Buyer, Guarantor, or others; (ii) any change in the time, place or manner of payment or performance of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Purchase Agreement; (iii) the addition, substitution or release of any Person interested in the transactions contemplated by the Purchase Agreement; (iv) any change in the corporate existence, structure or ownership of Buyer or of any other Person interested in the transactions contemplated by the Purchase Agreement; (v) any voluntary or involuntary insolvency, bankruptcy, reorganization, liquidation, dissolution, receivership, marshaling of assets, assignment for the benefit of creditors or other similar proceeding affecting Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement; (vi) the existence of any claim, set-off or other right which Guarantor may have at any time against Seller, whether in connection with the Obligations or otherwise; (vii) the adequacy of any other means Seller may have of obtaining payment or performance of the Obligations; (viii) the value, genuineness, validity or enforceability of the Purchase Agreement or any other agreement or instrument referred to herein or therein; or (ix) any other act or omission that may in any manner or to any extent vary the risk of or to Guarantor or otherwise operate as a discharge of Guarantor as a matter of Law or equity (other than as a result of payment and performance of the Obligations in accordance with their terms).

(b) To the fullest extent permitted by Law, Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by Seller. Guarantor hereby waives promptness, diligence, notice of the acceptance of this Guaranty and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (other than notices required to be given under the Purchase Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshaling of assets of Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement, all rights of subrogation, indemnification or contribution (whether arising by contract or operation of law, including, without limitation, any such right under bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights) arising prior to the satisfaction in full of the Obligations and all suretyship defenses generally. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits. Guarantor hereby covenants and agrees that it shall not institute, and shall cause its respective Affiliates not to institute, any proceedings asserting that this Guaranty is illegal, invalid or unenforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at Law).

4. No Waiver; Cumulative Rights. No failure on the part of Seller to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Seller of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to Seller or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Seller at any time or from time to time.

5. Representations and Warranties. Guarantor hereby represents and warrants to Seller that:

(a) Guarantor is a corporation, duly organized, validly existing and in good standing under the Laws of Canada and has all necessary corporate power and authority to enter into and carry out its obligations hereunder;

(b) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action and do not contravene any provision of Guarantor’s charter, articles or certificate of incorporation, bylaws or similar organizational documents or any law, regulation, rule, decree, order, judgment or contractual restriction binding on Guarantor or its assets, and do not and will not cause any security interest, lien or other Encumbrance to be created or imposed upon any of Guarantor’s assets or property;

(c) all consents, approvals, authorizations, permits or filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guaranty by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Guaranty;

(d) this Guaranty has been duly and validly executed and constitutes a valid and legally binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and

(e) Guarantor has the financial capacity to pay and perform its Obligations under this Guaranty, and to obtain all funds necessary for Guarantor to fulfill its Obligations under this Guaranty for so long as this Guaranty shall remain in effect in accordance with Section 8 hereof.

6. No Assignment; Amendment. This Guaranty shall not be assigned by operation of Law or otherwise. This Guaranty may be amended only by an instrument in writing executed by Guarantor and Seller.

7. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered, (b) sent by registered or certified mail, return receipt requested, as of the date such receipt indicates by signature, (c) sent by overnight delivery via a nationally recognized carrier, or (d) by facsimile with, and as of the date of, completed transmission being acknowledged: (i) to Seller at the addresses set forth in Section 11.3 of the Purchase Agreement; or (ii) to Guarantor at the following address (or in each case at such other address or facsimile number for Guarantor or Seller as shall be specified in a notice given in accordance with this Section 7):

Algonquin Power & Utilities Corp.

2845 Bristol Circle

Oakville, Ontario, Canada L6H 7H7

Attn: General Counsel

Facsimile: 905-465-4514

With a copy to (which shall not constitute notice):

Husch Blackwell LLP

4801 Main St., Suite 1000

Kansas City, MO 64112

Attn: James G. Goettsch, Esq.

Facsimile: 816-983-8080

8. Continuing Guaranty. This Guaranty shall remain in full force and effect and shall be binding on Guarantor, its successors and permitted assigns until all of the Obligations and all amounts payable under this Guaranty have been indefeasibly paid, observed, performed or satisfied in full and shall inure to the benefit of, and be enforceable by, Seller and its successors and permitted assigns. Notwithstanding the foregoing, this Guaranty shall terminate and Guarantor shall have no further obligations under this Guaranty upon the valid termination of the Purchase Agreement (other than those provisions of the Purchase Agreement that expressly survive such termination); provided that such termination does not arise as a result of any breach by Buyer of, or failure of Buyer to perform its obligations under, the Purchase Agreement.

9. Parties in Interest. This Guaranty is solely for the benefit of Seller and its successors and permitted assigns, and is not intended to, and shall not, confer any rights or remedies upon any other Person.

10. Governing Law. This Guaranty (as well as any claim or controversy arising out of or relating to this Guaranty) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof that would otherwise require the laws of another jurisdiction to apply.

11. Submission to Jurisdiction. Guarantor irrevocably agrees that any legal action or proceeding arising out of or relating to this Guaranty brought by Seller or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York or federal court), and Guarantor hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Guarantor agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Guarantor further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Guarantor hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Guaranty, or the subject matter hereof, may not be enforced in or by such courts.

12. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13. Delivery. This Guaranty may be delivered by facsimile or other electronic transmission, with such facsimile or other electronic signature constituting an original for all purposes.

14. Waiver of Jury Trial. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY.

[Signature page follows]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

ALGONQUIN POWER & UTILITIES CORP.

By:	/s/ IAN ROBERTSON
Name: Ian Robertson
Title: Chief Executive Officer

By:	/s/ DAVID BRONICHESKI
Name: David Bronicheski
Title: Chief Financial Officer

Signature Page to Guaranty

ACCEPTED BY: ATMOS ENERGY CORPORATION

By:	/s/ FRED E. MEISENHEIMER
Name: Fred E. Meisenheimer
Title: Senior Vice President and Chief Financial Officer

Signature Page to Guaranty